Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-43613 of C3, Inc. on Form S-8 of our report dated February 2000 appearing in this Annual Report on Form 10-K of C3, Inc. for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP
-------------------------
Raleigh, North Carolina
March 22, 2000